UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2005

W HOLDING COMPANY, INC.
(Exact name of registrant as specified in its charter)

Puerto Rico	000-27377	66-0573197
State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

19 West McKinley Street, Mayaguez, Puerto Rico	00680
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (787) 834-8000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Rule 425, Rule 14a-12 and Instruction 2 to Rule 14d-2(b)(2)

Item 1.01. Entry into a Material Definitive Agreement.

Severance Payment Agreement

Effective July 13, 2005, W Holding Company, Inc. (the “Company”) and Westernbank Puerto Rico, a wholly owned subsidiary of the Company (the “Bank”), entered into a Payment Agreement in the Event of a Change of Control with José M. Biaggi in connection with Mr. Biaggi’s appointment as Chief Executive Officer and President of the Bank. The initial term of the agreement is for a two year period and on each anniversary of the date of commencement of the agreement, the term of the agreement automatically extends for one year unless written notice from the Company or the Bank is received not less than 60 days prior to the anniversary date advising the executive that the agreement shall not be further extended.

The agreement provides for severance payments in connection with or within one year after a “Change in Control” (as defined below) in the event the employee’s employment is terminated voluntarily by the employee or involuntarily by the Company or the Bank without cause.

     For the purposes of the agreement, a Change in Control shall be deemed to have occurred if:

1.	25% or more of ownership control, power to vote, or beneficial ownership of any class of voting securities of the Company or the Bank is acquired by any person, either directly or indirectly or acting through one or more other persons;

2.	any person (other than any person named as a proxy in connection with any solicitation on behalf of the Board) holds revocable or irrevocable proxies, as to election or removal of three or more directors of the Company or the Bank, for 25% or more of the total number of voting shares of the Company or the Bank;

3.	any person has received all applicable regulatory approvals to acquire control of the Company or the Bank;

4.	any person has commenced a cash tender or exchange offer, or entered into an agreement or received an option, to acquire beneficial ownership of 25% or more of the total number of voting shares of the Company or the Bank, whether or not any requisite regulatory approval for such acquisition has been received, provided that a change in control will not be deemed to have occurred under this clause unless the Board has made a determination that such action constitutes or will constitute a change in control; or

5.	as a result of, or in connection with, any cash tender or exchange offer, merger, or any other business combination, sale of assets or contested election, or any combination of the foregoing transactions, (a) the persons who were Directors of the Company or the Bank before such transaction shall cease to constitute at least a majority of the Board or its successor or (b) the persons who were stockholders of the Company or the Bank immediately before such transaction do not own more than 50% of the outstanding voting stock of the Company or the Bank, as applicable, or its successor immediately after such transaction.

The special compensation to be received pursuant to the severance agreement will be equal to three times the annual base compensation plus bonus paid to Mr. Biaggi for the calendar year immediately preceding the year in which the Change in Control has occurred; provided, however, that in no event shall the special compensation exceed $1,500,000.

Executive Officer Compensation

On July 11, 2005, the Board of Directors approved base salary increases for the following named executive officers effective July 11, 2005 (except for Mr. Biaggi, whose salary is effective as of July 12, 2005, the date of commencement of his employment):

Executive	Previous Base Salary	New Base Salary
Ricardo Hernández	$170,000	$212,500
Pedro R. Dominquez	$162,000	$177,000
José M. Biaggi	N/A	$382,500

Executive Officer Stock Option Awards

On July 15, 2005, the Board of Directors approved stock option grants to the following named executive officers pursuant to the shareholder approved 1999 Stock Option Plan: José M. Biaggi 350,000; Pedro Dominquez, 40,000; Ricardo Hernández, 50,000; and Miguel Vazquez, 20,000. The stock options granted to the named executive officers vest annually beginning on the first anniversary date of the grant date, in five equal installments. The exercise price of each of the options is $10.71, which represents the fair market value of the Company’s common stock on the grant date.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) Resignation of Director

On July 11, 2005, Fredeswinda G. Frontera advised the Company that she intends to retire from the Company’s Board of Directors effective July 29, 2005.

(c) Appointment of Executive Officers

On July 12, 2005, the Company announced the reorganization of its executive management team. In connection with this management reorganization, Freddy Maldonado has been promoted to the position of President and Chief Investment Officer of the Company. Frank C. Stipes will continue to serve as Chairman and Chief Executive Officer of the Company. Ricardo Hernández has been promoted to the position of Chief Financial Officer of the Company and Norberto Rivera has been promoted to the position of Comptroller of the Company. In addition, José M.

Biaggi has been appointed as Chief Executive Officer and President of Westernbank Puerto Rico.

Information relating to Messrs. Stipes, Maldonado, Hernández and Rivera required by Items 401(b), (d) and (e) and Item 404(a) of Regulation S-K was included in the Company’s proxy statement filed with the Securities and Exchange Commission on April 15, 2005, and is hereby incorporated by reference.

José M. Biaggi, 37, became the Chief Executive Officer and President and a director of Westernbank effective July 12, 2005. Prior to his appointment, Mr. Biaggi practiced commercial law with the law firm of Biaggi & Biaggi, P.S.C. since 1993. Biaggi & Biaggi, P.S.C. provide legal services to the Company and the Bank on a regular basis. The Company and the Bank paid an aggregate of approximately $4.6 million and $2.1 million in fees for services rendered from Biaggi & Biaggi, P.S.C. in fiscal year 2004 and for the period commencing January 1, 2005 and ending on July 12, 2005, respectively.

(d) Appointment of Director

On July 11, 2005, the Board of Directors appointed Freddy Maldonado as a director of the Company effective July 29, 2005, to fill the vacancy that will be created by the retirement of Ms. Frontera. Mr. Maldonado has been appointed to the class of directors whose term expires at the 2008 annual meeting of shareholders. Mr. Maldonado will serve on the Investment Committee of the Board of Directors. Information relating to Mr. Maldonado required by Item 404(a) of Regulation S-K was included in the Company’s proxy statement filed with the Securities and Exchange Commission on April 15, 2005, and is hereby incorporated by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description

10.1	Payment Agreement in the Event of a Change of Control between W Holding Company, Inc and Westernbank Puerto Rico and José M. Biaggi, dated July 13, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

W HOLDING COMPANY, INC. (Registrant)
/s/Ricardo Hernández Ricardo Hernández Chief Financial Officer

Date: July 15, 2005

EXHIBIT INDEX

Exhibit No.	Description

10.1	Payment Agreement in the Event of a Change of Control between W Holding Company, Inc and Westernbank Puerto Rico and José M. Biaggi, dated July 13, 2005.